Exhibit 99.1
Clearwater Analytics Announces Fourth Quarter and Full Year 2024 Financial Results

Record Quarterly Revenue of $126.5 Million, Up 28% Year-Over-Year
Annualized Recurring Revenue of $474.9 Million, Up 25% Year-Over-Year
Net Revenue Retention Rate of 116%
Net Income of $420.3 Million
Adjusted EBITDA of $41.7 Million, Up 39% Year-Over-Year

BOISE, Idaho — February 19, 2025 — Clearwater Analytics Holdings, Inc. (NYSE: CWAN) (“Clearwater Analytics” or the “Company”), a leading worldwide provider of SaaS-based investment management, accounting, reporting, and analytics solutions, today announced its financial results for the quarter ended December 31, 2024.

	Fourth Quarter 2024	Full Year 2024
Revenue	$126.5 million	$451.8 million
Year-over-Year Revenue Growth %	27.7%	22.7%
Annualized Recurring Revenue (ARR)[1]		$474.9 million
Year-over-Year ARR Growth %		25.3%
Net Income	$420.3 million	$427.6 million
Net Income Margin %	332.3%	94.6%
Adjusted EBITDA	$41.7 million	$145.7 million
Adjusted EBITDA Margin %	33.0%	32.2%
1ARR is a point in time metric, therefore fourth quarter 2024 and full year 2024 results are the same.

“Q4 2024 has been nothing short of extraordinary for Clearwater Analytics, as we achieved record revenue of $126.5 million and a record net revenue retention rate of 116%. Non-GAAP gross margin grew 170 bps for the year and adjusted EBITDA grew 350 bps for the year. All these metrics are entirely consistent with our plans and the expectations we set during our Investor Day – our execution has allowed us to meet and exceed those goals meaningfully earlier than forecast. These results reflect the effectiveness of our strategies and the relentless dedication of our team, who consistently exceed our clients’ evolving expectations. We continue to invest aggressively in R&D, including Generative AI, to stay ahead of the market and deliver impactful solutions that our clients value. We continue to see significant growth opportunities in both new logo and back-to-base sales in North America and the international markets, particularly in Europe and Asia, where our expertise and technology position us for expansion. We’re confident that our scalable platform will adeptly meet the rising demand from asset owners and managers in these regions,” said Sandeep Sahai, CEO at Clearwater Analytics. “Our announced acquisition of Enfusion is a game changer. This pivotal milestone will broaden our horizons for growth and allow us to extend additional products to our current clients, while enabling us to offer a comprehensive front-to-back platform that will cover the entire investment lifecycle. We’re scaling with a clear vision, excited about our journey, and committed to delivering exceptional value to our clients, employees, and shareholders.”

Fourth Quarter 2024 Financial Results Summary

•Revenue: Total revenue for the fourth quarter of 2024 was $126.5 million, an increase of 27.7%, from $99.0 million in the fourth quarter of 2023.

•Gross Profit: Gross profit for the fourth quarter of 2024 increased to $92.9 million, which equates to a 73.5% GAAP gross margin, compared with gross profit of $70.7 million and GAAP gross margin of 71.4% in the fourth quarter of 2023. Non-GAAP gross profit for the fourth quarter of 2024 was $99.7 million, which equates to a 78.8% non-GAAP gross margin and an increase of 190 basis points over the fourth quarter of 2023.

•Net Income/(Loss): Net income for the fourth quarter of 2024 was $420.3 million, compared with net loss of $3.4 million in the fourth quarter of 2023. Due to the release of our Deferred Tax Asset Valuation Allowance in the fourth quarter of 2024, we recorded deferred tax assets on our balance sheet, which resulted in a one-time income tax benefit in our income statement of $472 million.

•Adjusted EBITDA: Adjusted EBITDA for the fourth quarter of 2024 was $41.7 million, an increase of 39.0%, from $30.0 million in the fourth quarter of 2023. Adjusted EBITDA margin for the fourth quarter of 2024 was 33.0%, an increase of 270 basis points over the fourth quarter of 2023.

•Cash Flows: Operating cash flows for the fourth quarter of 2024 were negative $28.9 million. Cash flows in the fourth quarter of 2024 were impacted by the one-time settlement payments relating to the termination of the Company's Tax Receivable Agreement and associated fees of $79 million in the fourth quarter of 2024.
•Earnings Per Share and Non-GAAP Net Income Per Share attributable to Clearwater Analytics Holdings, Inc.: Earnings per basic share was $1.85, and earnings per diluted share was $1.63 in the fourth quarter of 2024. Non-GAAP net income per basic share was $0.15, and non-GAAP net income per diluted share was $0.13 in the fourth quarter of 2024.

•Cash, cash equivalents, and investments were $285.8 million as of December 31, 2024. Total debt, net of debt issuance cost, was $45.9 million as of December 31, 2024.

Fourth Quarter 2024 Key Metrics Summary

•Annualized Recurring Revenue: As of December 31, 2024, annualized recurring revenue (“ARR”) reached $474.9 million, an increase of 25.3% from $379.1 million as of December 31, 2023.

ARR is calculated at the end of a period by dividing the recurring revenue in the last month of such period by the     number of days in the month and multiplying by 365.

•Gross Revenue Retention Rate: As of December 31, 2024, the gross revenue retention rate was 98%, compared to 98% as of December 31, 2023.

Gross revenue retention rate represents annual contract value (“ACV”) at the beginning of the 12-month period             ended on the reporting date less client attrition over the prior 12-month period, divided by ACV at the beginning of the 12-month period, expressed as a percentage. ACV is comprised of annualized recurring revenue plus contracted-not-billed revenue, which represents the estimated annual contracted revenue for new and existing client opportunities prior to revenue recognition.

•Net Revenue Retention Rate: As of December 31, 2024, the net revenue retention rate was 116%, compared to 114% as of September 30, 2024 and to 107% as of December 31, 2023.

Net revenue retention rate is the percentage of recurring revenue from clients on the platform for 12 months and includes changes from the addition, removal, or value of assets on our platform, contractual changes that have an impact to annualized recurring revenues and lost revenue from client attrition.

•Clients: As of December 31, 2024, the Company had 1,462 clients, including 100 clients that contributed at least $1.0 million in ARR, an increase of 16.3% from 86 clients that contributed at least $1.0 million in ARR as of December 31, 2023.

•Assets Under Management (AUM): As of December 31, 2024, the platform processes and reports on $8.8 trillion assets daily, compared to $7.3 trillion assets daily as of December 31, 2023.
Recent Business Highlights

•On January 13, 2025, Clearwater Analytics announced its intent to acquire Enfusion, Inc. a leader in software-as-a-service (SaaS) solutions for the investment management and hedge fund industry, for $1.5 billion, expanding its investment management platform with front-to-back capabilities. The acquisition of Enfusion accelerates Clearwater’s vision of building the first cloud-native front-to-back platform for the entire investment management industry.

•In the fourth quarter, the Company expanded its footprint within existing clients and added marquee clients such as Imperial Fund Capital Partners, Invictus Capital Management, National Association of Realtors, Nucor Corporation, OpenAI, School Employees Retirement System of Ohio, State of Louisiana, United Nations Federal Credit Union, Vaxcyte, and WCF Insurance.

•The Company announced that Industrial Alliance Portfolio Management (“IAPM”) selected Clearwater Analytics to enhance its performance attribution and risk analysis capabilities. IAPM is using the Clearwater Analytics Risk & Performance Solution to perform in-depth factor-based attribution and ex-ante risk analyses.

•The Company announced that The Alameda County Employees’ Retirement Association (“ACERA”) selected Clearwater Analytics to provide data validation, shadow book of record accounting, and total plan reporting across its entire investment portfolio, including its alternative assets. ACERA will leverage the Clearwater platform with embedded Generative AI capabilities to automatically aggregate and validate data across multiple sources and formats and identify and escalate data anomalies or failures.

First Quarter and Full Year 2025 Guidance

	First Quarter 2025	Full Year 2025
Revenue	$125 million	$535.5 million to $542 million
Year-over-Year Growth %	~22%	~19% to 20%
Adjusted EBITDA	$41.5 million	$182 million to $185 million
Adjusted EBITDA Margin %	~33%	~34%
Total equity-based compensation expense and related payroll taxes		~$106 million
Depreciation and Amortization		~$13 million
Non-GAAP effective tax rate		25%
Diluted non-GAAP share count		~263 million
*This guidance assumes no effect from the proposed Enfusion acquisition.

Certain components of the guidance given above are provided on a non-GAAP basis only without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations.
Conference Call Details
Clearwater Analytics will hold a conference call and webcast on February 19, 2025, at 5:00 p.m. Eastern time to discuss fourth quarter and full year 2024 financial results, provide a general business update, and respond to analyst questions.
A live webcast of the call will also be available on the Company’s investor relations website. Please visit investors.clearwateranalytics.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.
If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.
About Clearwater Analytics
Clearwater Analytics (NYSE: CWAN), a global, industry-leading SaaS solution, automates the entire investment lifecycle. With a single instance, multi-tenant architecture, Clearwater offers award-winning investment portfolio planning, performance reporting, data aggregation, reconciliation, accounting, compliance, risk, and order management. Each day, leading insurers, asset managers, corporations, and governments use Clearwater’s trusted data to drive efficient, scalable investing on more than $8.8 trillion in assets spanning traditional and alternative asset types. Additional information about Clearwater can be found at clearwateranalytics.com.

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Investor Contact:
Joon Park | +1 415-906-9242 | investors@clearwateranalytics.com
Media Contact:
Claudia Cahill | +1 703-728-1221 | press@clearwateranalytics.com
Use of non-GAAP Information
This press release contains certain non-GAAP measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow.
The non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. However, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate its operating performance, when reviewed in conjunction with its GAAP financial statements. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company's business and operations. In addition, undue reliance should not be placed upon non-GAAP or operating information because this information is neither standardized across companies nor subjected to the same control activities and audit procedures that produce the Company's GAAP financial results.
The Company's non-GAAP statement of operations measures, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP effective tax rate, diluted non-GAAP share count and free cash flow, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of its ongoing operations. These adjusted measures exclude the impact of share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as financing and capital structures, taxation positions or regimes, restructuring, transaction expenses, impairment and other charges. Please refer to the reconciliations of these measures below to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP.
Use of Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the timing of the consummation of acquisition of Enfusion and the ability to satisfy closing conditions, the Company's possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.
Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties may cause actual results to differ materially from Clearwater Analytics’ current expectations and include, but are not limited to, the Company’s ability to successfully close the acquisition of Enfusion, the Company’s ability to successfully integrate the operations and technology of Enfusion with those of the Company, retain and incentivize the employees of Enfusion following the close of the acquisition, retain Enfusion’s clients, repay debt to be incurred in connection with the Enfusion acquisition and meet financial covenants to be imposed in connection with such debt, risks that cost savings, synergies and growth from the proposed Enfusion acquisition may not be fully realized or may take longer to realize than expected, the Company's ability to keep pace with rapid technological change and market developments, including artificial intelligence, competitors in its industry, the possibility that market volatility, a downturn in economic conditions or other factors may cause negative trends or fluctuations in the value of the assets on the Company’s platform, the Company's ability to manage growth, the Company's ability to attract and retain skilled employees, the possibility that the Company's solutions fail to perform properly, disruptions and failures in the Company's and third parties’ computer equipment, cloud-based services, electronic delivery systems, networks and telecommunications systems and infrastructure, the failure to protect the Company, its customers’ and/or its vendors’ confidential information and/or intellectual property, claims of infringement of others’ intellectual property, factors related to the Company's ownership structure as well as other risks and uncertainties detailed in Clearwater Analytics’ periodic public filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 that will be filed following this earnings release, and in other periodic reports the Company subsequently files with the SEC. These filings are available at www.sec.gov and on the Company’s website. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the time they are made. The Company does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of the Company.

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Clearwater Analytics Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share amounts and per share amounts, unaudited)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$177,350	$221,765
Short-term investments	78,139	74,457
Accounts receivable, net	106,151	92,091
Prepaid expenses and other current assets	23,006	27,683
Total current assets	384,646	415,996
Property and equipment, net	14,797	15,349
Operating lease right-of-use assets, net	24,797	22,554
Deferred contract costs, non-current	7,013	6,439
Debt issuance costs - line of credit	339	533
Deferred tax assets, net	602,500	1,344
Other non-current assets	3,340	3,563
Intangible assets, net	30,868	26,132
Goodwill	70,971	45,338
Long-term investments	30,301	21,495
Total assets	$1,169,572	$558,743
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,934	$3,062
Accrued expenses and other current liabilities	62,983	49,535
Notes payable, current portion	2,750	2,750
Operating lease liability, current portion	8,350	6,551
Tax receivable agreement liability	35	18,894
Total current liabilities	77,052	80,792
Notes payable, less current maturities and unamortized debt issuance costs	43,164	45,828
Operating lease liability, less current portion	17,655	16,948
Other long-term liabilities	1,470	5,518
Total liabilities	139,341	149,086
Commitments and contingencies (Note 11)
Stockholders' Equity
Class A common stock, par value $0.001 per share; 1,500,000,000 shares authorized, 212,857,580 shares issued and outstanding as of December 31, 2024, 127,604,185 shares issued and outstanding as of December 31, 2023	213	128
Class B common stock, par value $0.001 per share; 500,000,000 shares authorized, no share issued and outstanding as of December 31, 2024, 111,191 shares issued and outstanding as of December 31, 2023	—	—
Class C common stock, par value $0.001 per share; 500,000,000 shares authorized, 12,542,110 shares issued and outstanding as of December 31, 2024, 32,684,156 shares issued and outstanding as of December 31, 2023	13	33
Class D common stock, par value $0.001 per share; 500,000,000 shares authorized, 22,243,668 shares issued and outstanding as of December 31, 2024, 82,955,977 shares issued and outstanding as of December 31, 2023	22	83
Additional paid-in-capital	725,174	532,507
Accumulated other comprehensive (loss) income	(1,113)	2,909
Retained earnings (accumulated deficit)	283,946	(181,331)
Total stockholders' equity attributable to Clearwater Analytics Holdings, Inc.	1,008,255	354,329
Non-controlling interests	21,976	55,328
Total stockholders' equity	1,030,231	409,657
Total liabilities and stockholders' equity	$1,169,572	$558,743

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024		2023	2024	2023
Revenue	$126,465		$99,019	$451,803	$368,168
Cost of revenue(1)	33,561		28,335	122,987	107,127
Gross profit	92,904		70,684	328,816	261,041
Operating expenses:
Research and development(1)	40,904		33,728	150,558	123,925
Sales and marketing(1)	17,885		16,316	67,254	60,365
General and administrative(1)	32,896		18,050	98,770	93,496
Total operating expenses	91,685	91,685	68,094	316,582	277,786
Income (loss) from operations	1,219		2,590	12,234	(16,745)
Interest income, net	(2,430)		(1,979)	(8,621)	(6,401)
Tax receivable agreement expense	41,637		8,284	53,181	14,396
Other income, net	(1,150)		(669)	(2,263)	(1,874)
Loss before income taxes	(36,838)		(3,046)	(30,063)	(22,866)
Provision for (benefit from) income taxes	(457,143)		401	(457,648)	217
Net income (loss)	420,305		(3,447)	427,585	(23,083)
Less: Net income (loss) attributable to non-controlling interests	819		739	3,207	(1,456)
Net income (loss) attributable to Clearwater Analytics Holdings, Inc.	$419,486		$(4,186)	$424,378	$(21,627)

Net earnings (loss) per share attributable to Class A and Class D common stock:
Basic	$1.85		$(0.02)	$1.93	$(0.11)
Diluted	$1.63		$(0.02)	$1.68	$(0.11)

Weighted average shares of Class A and Class D common stock outstanding:
Basic	226,571,994		206,193,802	219,316,625	199,691,873
Diluted	258,131,701		206,193,802	254,362,539	199,691,873

(1)Amounts include equity-based compensation as follows:

Cost of revenue	$3,755	$3,378	$13,634	$12,215
Operating expenses:
Research and development	9,326	7,346	36,093	24,739
Sales and marketing	4,885	4,622	15,304	15,843
General and administrative	10,176	6,975	38,170	51,650
Total equity-based compensation expense	$28,142	$22,321	$103,201	$104,447

Clearwater Analytics Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
OPERATING ACTIVITIES
Net income (loss)	$420,305	$(3,447)	$427,585	$(23,083)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,451	2,593	12,181	9,929
Noncash operating lease cost	2,341	1,952	9,221	7,619
Equity-based compensation	28,142	22,321	103,201	104,447
Amortization of deferred contract acquisition costs	1,692	1,200	5,265	4,763
Amortization of debt issuance costs, included in interest expense	71	71	280	280
Accretion of discount on investments	(452)	(573)	(2,185)	(1,474)
Deferred tax benefit	(456,956)	(913)	(460,032)	(1,665)
Realized gain on investments	—	—	(35)	(89)
Loss on fixed assets disposal	66	—	66	—
Changes in operating assets and liabilities, excluding the impact of business acquisitions:
Accounts receivable, net	(5,774)	(434)	(13,648)	(19,298)
Prepaid expenses and other assets	3,066	(3,068)	5,627	1,151
Deferred contract acquisition costs	(2,826)	(2,405)	(6,242)	(5,067)
Accounts payable	(1,317)	(224)	269	(115)
Accrued expenses and other liabilities	8,044	7,081	11,627	1,204
Tax receivable agreement liability	(28,793)	(61)	(18,859)	6,000
Net cash (used in) provided by operating activities	(28,940)	24,093	74,321	84,602
INVESTING ACTIVITIES
Purchases of property and equipment	(822)	(1,562)	(5,259)	(5,624)
Purchase of held to maturity investments	—	—	(3,009)	(3,004)
Purchases of available-for-sale investments	(20,662)	(13,160)	(114,572)	(124,178)
Proceeds from sale of available-for-sale investments	—	—	—	5,950
Proceeds from maturities of investments	20,550	15,280	107,417	31,801
Acquisition of business, net of cash acquired	—	—	(40,121)	—
Payment of initial direct costs for operating lease	—	—	(104)	—
Net cash provided by (used in) investing activities	(934)	558	(55,648)	(95,055)
FINANCING ACTIVITIES
Proceeds from exercise of options	38	274	248	4,738
Taxes paid related to net share settlement of equity awards	(12,638)	(5,895)	(55,301)	(20,784)
Proceeds from employee stock purchase plan	1,898	1,994	4,693	4,588
Repayments of borrowings	(688)	(688)	(2,750)	(2,749)
Payment of tax distributions	(3,873)	(2,149)	(3,873)	(2,184)
Payment of business acquisition holdback liability	(3,905)	(2,900)	(4,685)	(2,900)
Net cash used in financing activities	(19,168)	(9,364)	(61,668)	(19,291)
Effect of exchange rate changes on cash and cash equivalents	(2,302)	813	(1,420)	785
Change in cash and cash equivalents during the period	(51,344)	16,100	(44,415)	(28,959)
Cash and cash equivalents, beginning of period	228,694	205,665	221,765	250,724
Cash and cash equivalents, end of period	$177,350	$221,765	$177,350	$221,765

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$837	$924	$3,464	$3,454
Cash paid for income taxes	$800	$395	$1,979	$2,432
NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment included in accounts payable and accrued expense	$38	$435	$38	$435
Tax distributions payable to Continuing Equity Owners included in accrued expenses	$23	$2,945	$23	$2,945

Clearwater Analytics Holdings, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands, unaudited)

	Three Months Ended December 31,
	2024		2023
	(in thousands, except percentages)
Net income (loss)	$420,305	332%	$(3,447)	(3%)
Adjustments:
Interest income, net	(2,430)	(2%)	(1,979)	(2%)
Depreciation and amortization	3,451	3%	2,593	3%
Equity-based compensation expense and related payroll taxes	30,421	24%	23,660	24%
Tax receivable agreement expense	41,637	33%	8,284	8%
Transaction expenses	6,382	5%	441	0%
Amortization of prepaid management fees and reimbursable expenses	210	0%	698	1%
Provision for (benefit from) income taxes	(457,143)	(361%)	401	0%
Other income, net	(1,150)	(1%)	(669)	(1%)
Adjusted EBITDA	41,683	33%	29,982	30%
Revenue	$126,465	100%	$99,019	100%

	Year Ended December 31,
	2024		2023
	(in thousands, except percentages)
Net income (loss)	$427,585	95%	$(23,083)	(6%)
Adjustments:
Interest income, net	(8,621)	(2%)	(6,401)	(2%)
Depreciation and amortization	12,181	3%	9,929	3%
Equity-based compensation expense and related payroll taxes	110,961	25%	108,078	29%
Tax receivable agreement expense	53,181	12%	14,396	4%
Transaction expenses	8,308	2%	2,052	1%
Amortization of prepaid management fees and reimbursable expenses	1,990	0%	2,592	1%
Provision for (benefit from) income taxes	(457,648)	(101%)	217	0%
Other income, net	(2,263)	(1%)	(1,874)	(1%)
Adjusted EBITDA	145,674	32%	105,906	29%
Revenue	$451,803	100%	$368,168	100%

Clearwater Analytics Holdings, Inc.
Reconciliation of Free Cash Flow
(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash (used in) provided by operating activities	$(28,940)	$24,093	$74,321	$84,602
Less: Purchases of property and equipment	822	1,562	5,259	5,624
Free Cash Flow	$(29,762)	$22,531	$69,062	$78,978

Clearwater Analytics Holdings, Inc.
Reconciliation of Non-GAAP Information
(In thousands, except share amounts and per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$126,465	$99,019	$451,803	$368,168

Gross profit	$92,904	$70,684	$328,816	$261,041
Adjustments:
Equity-based compensation expense and related payroll taxes	3,963	3,411	14,546	12,734
Depreciation and amortization	2,840	2,102	10,137	7,999
Gross profit, non-GAAP	$99,707	$76,197	$353,499	$281,774
As a percentage of revenue, non-GAAP	79%	77%	78%	77%

Cost of Revenue	$33,561	$28,335	$122,987	$107,127
Adjustments:
Equity-based compensation expense and related payroll taxes	3,963	3,411	14,546	12,734
Depreciation and amortization	2,840	2,102	10,137	7,999
Cost of revenue, non-GAAP	$26,758	$22,822	$98,304	$86,394
As a percentage of revenue, non-GAAP	21%	23%	22%	23%

Research and development	$40,904	$33,728	$150,558	$123,925
Adjustments:
Equity-based compensation expense and related payroll taxes	11,091	7,394	41,356	25,627
Depreciation and amortization	156	258	736	1,044
Research and development, non-GAAP	$29,657	$26,076	$108,466	$97,254
As a percentage of revenue, non-GAAP	23%	26%	24%	26%

Sales and marketing	$17,885	$16,316	$67,254	$60,365
Adjustments:
Equity-based compensation expense and related payroll taxes	5,024	4,636	16,017	16,419
Depreciation and amortization	173	148	638	589
Sales and marketing, non-GAAP	$12,688	$11,532	$50,599	$43,357
As a percentage of revenue, non-GAAP	10%	12%	11%	12%

General and administrative	$32,896	$18,050	$98,770	$93,496
Adjustments:
Equity-based compensation expense and related payroll taxes	10,343	8,219	39,042	53,298
Depreciation and amortization	282	85	670	297
Amortization of prepaid management fees and reimbursable expenses	210	698	1,990	2,592
Transaction expenses	6,382	441	8,308	2,052
General and administrative, non-GAAP	$15,679	$8,607	$48,760	$35,258

As a percentage of revenue, non-GAAP	12%	9%	11%	10%

Income (loss) from operations	$1,219	$2,590	$12,234	$(16,745)
Adjustments:
Equity-based compensation expense and related payroll taxes	30,421	23,660	110,961	108,078
Depreciation and amortization	3,451	2,593	12,181	9,929
Amortization of prepaid management fees and reimbursable expenses	210	698	1,990	2,592
Transaction expenses	6,382	441	8,308	2,052
Income from operations, non-GAAP	$41,683	$29,982	$145,674	$105,906
As a percentage of revenue, non-GAAP	33%	30%	32%	29%

Net income (loss)	$420,305	$(3,447)	$427,585	$(23,083)
Adjustments:
Equity-based compensation expense and related payroll taxes	30,421	23,660	110,961	108,078
Depreciation and amortization	3,451	2,593	12,181	9,929
Tax receivable agreement expense	41,637	8,284	53,181	14,396
Amortization of prepaid management fees and reimbursable expenses	210	698	1,990	2,592
Transaction expenses	6,382	441	8,308	2,052
Tax impacts of adjustments to net income (loss)(1)	(468,459)	(8,158)	(496,779)	(28,545)
Net income, non-GAAP	$33,947	$24,071	$117,427	$85,419
As a percentage of revenue, non-GAAP	27%	24%	26%	23%

Net income per share - basic, non-GAAP	$0.15	$0.12	$0.54	$0.43
Net income per share - diluted, non-GAAP	$0.13	$0.10	$0.46	$0.33

Weighted-average common shares outstanding - basic	226,571,994	206,193,802	219,316,625	199,691,873
Weighted-average common shares outstanding - diluted	258,131,701	252,215,606	254,362,539	255,750,590
(1)The non-GAAP effective tax rate was 25% for the three months and year ended December 31, 2024 and 2023, respectively, and has been used to adjust the provision for income taxes for non-GAAP net income and non-GAAP basic and diluted net income per share. The Company excludes income tax benefits from discrete activities, including the income tax benefit related to the release of the US federal state valuation allowance, because of their nonrecurring nature.